Exhibit 10.2.3.6

AMENDMENT
TO THE CONSOLIDATED EDISON
COMPANY OF NEW YORK, INC.
SUPPLEMENTAL RETIREMENT INCOME PLAN
As Amended and Restated Effective January 1, 2009

Pursuant to resolutions adopted by the Board of Directors of Consolidated Edison Inc. and the Board of Trustees of Consolidated Edison Company of New York, Inc., at a meeting duly held on November 15, 2018, the undersigned hereby approves the following amendments to the Consolidated Edison Company of New York, Inc. Supplemental Retirement Income Plan, (the “Plan”) effective January 1, 2019.

1.	Section 2.02(a)(iii) is amended in its entirety to read as follows:

(iii)
as if the definition of “compensation” (or term of similar import) used for purposes of determining an Eligible Employee's pension benefit under the Retirement Plan included (1) any Basic Salary Deferrals or Supplemental Salary Deferrals under the Deferred Income Plan, (2) any Incentive Award credited on the Participant's behalf under the Executive Incentive Plan or the 2005 EIP (as applicable) and (3) solely with respect to CEB Officers (as defined in the Retirement Plan), the amount of any Annual Variable Pay Award (as defined in the Retirement Plan) made in 2017 or 2018 in excess of 25% but no more than 36% of each applicable CEB Officer’s rate of base annual salary or pay in effect as of December 31st of the Plan Year prior to the Plan Year in which the award is paid; provided, however, that:

Except as hereby amended, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 20th day of December, 2019.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

/s/ Nancy Shannon
Nancy Shannon
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.